UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2009

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 S. Joplin Avenue, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(417) 625-5100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.        Entry Into a Material Definitive Agreement.

On March 11, 2009, The Empire District Electric Company (the “Company”) entered into a $50.0 million unsecured credit agreement (the “Credit Agreement”) with UMB Bank, N.A. (“UMB”), as administrative agent, Bank of America, N.A. (“BofA”), as syndication agent, Wells Fargo Bank, N.A. as documentation agent and the other lenders party thereto.  The Credit Agreement provides for $50.0 million of revolving loans to be available to the Company for working capital, general corporate purposes and to back up the Company’s use of commercial paper and terminates on July 15, 2010.  The Credit Agreement is in addition to, and has substantially the same terms as (other than pricing), the Company’s Amended and Restated Unsecured Credit Agreement dated March 14, 2006 among the Company, UMB, BofA and the other lenders party thereto.

Interest on borrowings under the Credit Agreement accrues at a rate equal to, at the Company’s option, (i) the bank’s prime commercial rate (or, if higher, the federal funds effective rate plus 0.5%), subject to a floor of 3.75%, plus a margin or (ii) LIBOR, subject to a floor of 2.10%, plus a margin.  Each margin is based on the Company’s current credit ratings and the pricing schedule in the Credit Agreement.  A Facility Fee is payable quarterly on the full amount of the commitments under the Credit Agreement and a Utilization Fee is payable on the full amount of the commitments under the Credit Agreement for any period in which the Company has drawn more than 33% of the commitments under the Credit Agreement, in each case based on the Company’s current credit ratings.

The Credit Agreement contains certain covenants, including requirements that (i) the Company’s total indebtedness (which does not include the Company’s note payable to the securitization trust) to be less than 62.5% of the Company’s total capitalization at the end of each fiscal quarter and (ii) the Company’s EBITDA (defined as net income plus interest, taxes, depreciation and amortization) to be at least two times the Company’s interest charges (which includes interest on the note payable to the securitization trust) for the trailing four fiscal quarters at the end of each fiscal quarter.  Failure to maintain these ratios will result in an event of default under the Credit Agreement and would prohibit the Company from borrowing funds thereunder.  The Company was in compliance with these covenants as of the Closing Date.  The Credit Agreement is also subject to cross-default if the Company defaults on in excess of $10,000,000 in the aggregate on the Company’s other indebtedness.

At closing, no amounts were drawn under the Credit Agreement.

The Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.        Financial Statements and Exhibits.

                         (d)           Exhibits. The following exhibit is filed herewith:

Exhibit No.                          Description

10.1
Unsecured Credit Agreement dated as of March 11, 2009, among The Empire District Electric Company, UMB Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent, Wells Fargo Bank, N.A., as documentation agent, and the lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

By: /s/ Gregory A. Knapp Name: Gregory A. Knapp Title: Vice President - Finance & Chief Financial Officer

Dated:  March 12, 2009

EXHIBIT INDEX

Exhibit No.                          Description

10.1
Unsecured Credit Agreement dated as of March 11, 2009, among The Empire District Electric Company, UMB Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent, Wells Fargo Bank, N.A., as documentation agent, and the lenders named therein.